LABWIRE

OCCUPATIONAL SCREENING SERVICES
AGREEMENT

_____________________________________________________

Prepared For:
ARAMARK

_____________________________________________________

Prepared By:
Labwire, Inc.
14133 Memorial Drive
Suite 1
Houston, TX 77079

Services Agreement

This agreement (the “Agreement”) is made as of April 20, 2007 by and between Labwire, Inc. (hereinafter called “Administrator”) and ARAMARK  (hereinafter called “Client”), and defines the services that the Administrator will provide the Client in return for being designated primary vendor of substance abuse protocol required as part of Client’s company–sponsored substance abuse examination of applicants and employees.

I.     Description of Protocol

Administrator will provide laboratory-testing services in accordance with the specifications described in Attachment I to this Agreement, incorporated herein by reference.

II.     Specimen Collection

Administrator will coordinate specimen collection services in accordance with the specifications described in Attachment II to this Agreement, incorporated herein by reference.

III.     Specimen Transportation

Administrator will assume responsibility for overnight transportation of all specimens to the appropriate testing site.

IV.     Compensation

Compensation applicable to the substance abuse protocol covered in this Agreement is set forth in Attachment II to this Agreement, incorporated herein by reference.

V.     Results (Availability

A.	Negative test results will usually be released within twenty–four hours (24) after receipt of the specimen at the testing site.

B.	Positive or irregular results (those requiring recheck) will usually be released within 48–72 hours after receipt of the specimen at the testing site.

C.	Holidays and weekend work schedules may alter the schedule of results availability as described above.

VI.     Results (Delivery)

Via Labwire, electronic reporting of results in a manner designed to protect confidentiality may be available subject to minimum volume guidelines and any applicable federal or state regulations.

VII.     Supplies

All supplies essential to the collection, identification and transportation of specimens to the testing site will be provided by testing laboratory, coordinated by Administrator.

VIII.     Chain of Custody

Administrator will provide Client with chain of custody documentation and procedures to account for the integrity of each urine specimen by tracking its handling and storage from point of collection to final disposition.  Such procedures are designed to disclose evidence of specimen tampering.  Specimens arriving at the testing site showing signs of tampering will be considered void and unqualified for testing.

IX.     Medical Review Officer (MRO) Services

MRO services will be performed on all specified drug screens.  Administrator’s recommendation regarding Medical Review Officer services are described in Attachment III to this Agreement, incorporated herein by reference.  In the case that client chooses a program without MRO services, then client assumes all liability and responsibility for communications with donor regarding results.

X.     Random Program

The Administrator will provide and conduct the random selection program.  The Client will provide the Administrator with a list of employees, job location numbers and social security numbers, in a predetermined format, prior to initiation of the program.  The Client will provide updated employee lists, job location numbers and social security numbers seven (7) days prior to each random selection.  Random selection services will be provided by Administrator in accordance with the specifications described in Attachment II to this Agreement, incorporated herein by reference.

XI.     Coordination of Activities

All activities described in Sections II–XI, above, will be coordinated by Administrator’s personnel; who will assume responsibility for setting up each site to ensure proper implementation, supply distribution, specimen transportation, results delivery, invoicing, and collection orientation.

XII.     Agreement Implementation

This agreement will require 30–45 days to fully implement following Administrator’s receipt of rosters denoting the name, delivery address, telephone number, and contact person at each of Client’s sites.  Client roster should be affixed to this Agreement when Client signs it.  To ensure prompt attention to any additions/deletions to this roster, changes must be communicated in writing to the following:

Labwire, Inc.
ATTN:  Client Services
14133 Memorial Dr Suite 1
Houston, TX 77079
Admin@labwire.com

XIII.     Litigation Assistance

Administrator is available to provide litigation assistance.

XIV.     Payment Terms

Services provided under this Agreement will be billed to Client bi-monthly.  Payment for the net billed amount is due upon receipt.  Balances unpaid after 30 days following billing are subject to a finance charge of 1½ percent per month, and interest shall accrue from the first date of billing on all such unpaid balances.

XV.     Term and Termination

A.	The contents of this Agreement constitute a bona fide offer and will remain firm if accepted by May 1, 2007.

B.
This Agreement shall exist for an initial period of two (2) year from the effective date first above written, and shall automatically renew for successive periods of one (1) year, with the understanding that the fees set forth in Section IV above are subject to negotiation between Client and Labwire, Inc. on the anniversary date of the Agreement for each succeeding term.

C.
Either party may cancel this Agreement at the end of the initial term or any renewal term upon giving the other party written notice of its intent not to renew at least thirty (30) days prior to the expiration of the then current term.

D.	Upon termination of this agreement, all monies owed by client are due and payable within 15 days upon receipt of full payment all client records will be delivered to client.

E.
This Agreement shall automatically terminate on and as of the date any of the following occur: The filing of a petition in bankruptcy by either party: or the making by either party of an assignment for the benefit of creditors: or if any involuntary petition in bankruptcy or petition for an arrangement pursuant to the Bankruptcy Code is filed against either of the parties: or if a receiver is appointed for the business of either party, or any part thereof: or if either party should by law or otherwise discontinue its operations for any reason whatsoever.

F.
If either party should fail to comply with any material term of this Agreement, the other party may, at its discretion, declare a default and terminate this Agreement for cause with a thirty (30) day written notice of its intent to so terminate, only if issue(s) remain unresolved for more than thirty (30) days.  Notification in writing must be made to either party at the address below.

XVI.     Compliance with Laws

A.
Client is responsible for compliance with any and all state or federal laws and regulations, which may be applicable to Client’s Substance Abuse Program policies.  It is the Clients’ sole responsibility to review the protocols contained in this Agreement to insure that the protocols and Client’s Substance Abuse Program and policies satisfy all laws and regulations.

XVII     Miscellaneous

A.     Entire Agreements; Amendments

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any and all prior agreements, understandings and arrangements between the parties hereto regarding the subject matter hereof, and is intended as a final expression of their agreement and a complete statement of the terms thereof, and shall not be modified except in writing signed by both parties.

B.     Notices

All notices required under this Agreement shall be in writing, personally delivered or sent by certified mail, return receipt requested, addressed to the other party as follows:

Administrator:	Labwire, Inc. 14133 Memorial Dr Suite 1 Houston, TX 77079
Client:	ARAMARK Attn: Kimberly Donohue 1101 Market Street, 12th Floor Philadelphia, PA 19107

Either party may change its address to which notice shall be sent by a notice similarly sent.

C.     Force Majeure

Neither party shall be liable for failure to perform any duty or obligation that either may have under this Agreement where such failure has been occasioned by an act of God, fire, strike, inevitable accident, war or any cause outside the reasonable control of the party who had the duty to perform.

D.     Waiver

The failure of either party to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or performance thereof at any time or times thereafter; nor shall its waiver of any right hereunder at any given time; including rights to any payment, be deemed a waiver thereof for any other time.

E.     Assignment

Neither party may assign its respective rights and obligations arising out of this Agreement, without prior consent in writing of the other party except that Administrator may assign and any right hereunder to its parent, a subsidiary or an affiliate corporation without the consent of the Client.  Subject to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

F.     Travel

The Client will reimburse the Administrator for all travel expenses, including but not limited to lodging, transportation and meals if circumstances require services which necessitate an overnight stay.

G.     Indemnification

Administrator is an independent contractor providing the Client with Services as specified in this Agreement, as may be amended, and shall not be deemed to be an employee, agent or representative of the Client, except to the extent necessary to comply with applicable U.S. Department of Transportation, DHHS, or state and local laws and regulations.  THE ADMINISTRATOR AGREES TO INDEMNIFY AND HOLD HARMLESS THE CLIENT AGAINST ANY CLAIMS ARISING OUT OF THE ADMINISTRATOR’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN REPORTING FALSE DATA OR RESULTS TO CLIENT. THE ADMINISTRATOR SHALL NOT BE LIABLE FOR THIRD PARTY’S SERVICES, FOR ANY ACTIVITIES RESULTING FROM THE ENFORCEMENT OF THE CLIENT’S POLICIES OR FOR THE ACTIONS OF THE CLIENT’S APPLICANTS OR EMPLOYEES RELATING TO THE SERVICES. CLIENT AGREES TO INDEMNIFY AND HOLD ADMINISTRATOR HARMLESS FROM ANY CLAIM, LIABILITY, LOSS OR DAMAGE BROUGHT BY THIRD PARTIES OR COMPANY APPLICANTS OR EMPLOYEES, OF WHATEVER NATURE, ARISING OUG OF THE SERVICES, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCY OR WILLFUL MISCONDUCT OF ADMINISTRATOR. IN NO EVENT SHALL THE ADMINISTRATOR’S LIABILITY EXCEED, IN THE AGGREGATE, THE SERVICES FEE PAID TO THE ADMINISTRATION DUGING WHICH ANY OF SUCH EVENTS OCCURRED. IN NO EVENT SHALL EAITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT FO THIS AGREEMENT OR ANY BREACH THEREOF. THIS LIMITATION OF LIABILITY, HOEVER, SHALL NOT APPLY TO ACTIONS WITH RESPECT TO INTELLECTUAL PROPERTY OR OTHER PROPRIETARY RIGHRS OF EITHER PARTY OR TO ACTIONS FOR INDEMNITY.

H.     Severability

If any provision of this Agreement is held to be, invalid or unenforceable by a court of competent jurisdiction, the parties shall, if possible, agree on a legal, valid and enforceable substitute provision which is similar in effect to the deleted provision as possible.  The remaining portion of the Agreement not declared illegal, invalid or unenforceable shall, in any event, remain valid and effective for the term remaining unless the provision found illegal, invalid or unenforceable goes to the essence of this Agreement.

I.     Governing Law

The provisions of this Agreement shall be constructed, interpreted and governed by the substantive laws of the State of Texas, including all matters of construction, validity, and performance.

J.     Legislative Modification

Not withstanding any other provision to the contrary, In the event that any federal, state or local law, rule, regulation or interpretation thereof at any time during the term of this Agreement prohibits, restricts, or in any way materially changes the method or amount of reimbursement or payment or services under this Agreement, then this Agreement shall, In good faith, be amended by the parties to provide for payment of compensation in any manner consistent with any such prohibition, restriction or limitation. With respect to any law, rule, laboratory service, regulator, or interpretation thereof which results In an Increase in the cost of services provided by the Administrator hereunder, Administrator shall have the right to increase fees to reach that level of prices with which it is willing to provide services hereunder, after notification to and agreement by Client, which agreement shall not be unreasonably withheld. In such event, either party shall have the option of terminating this Agreement; otherwise, this Agreement shall remain in full force and effect.

K. Section Headings

Section headings contained in this Agreement are for reference purpose only and shall not affect, in any way, the meaning and interpretation of this Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement in duplicate effective as of the date first above written.

ARAMARK Management Services Labwire, Inc.
Limited Partnership